Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS CUSTODIAL AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***], PURSUANT TO REGULATION S-K ITEM 601(B) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS: (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Digital Asset Custodial Term Sheet

Effective Date

Custodian	NYDIG Trust Company LLC, a duly chartered New York limited liability trust company

Client	Lake Mariner Data LLC, a Delaware limited liability company.
[Legal name of customer], a [state] [type of entity]
OR
Full Legal Name

Client Contact Info	9 Federal Street, Easton, MD 21601
Address, Phone, Email	410-770-9500
legal@beowulfenergy.com

Eligible Assets	Bitcoin, Bitcoin Cash, Ether, Litecoin, and any other assets Custodian may support in the future according to its Digital Asset Framework Policy.

Digital Assets	Digital assets in Client’s Account will be held in cold storage by Custodian.

Cash	U.S. dollars in Client’s Account will be deposited with one or more U.S. insured depository institutions.

Fee	[***]% per annum of the amount of Custodied Digital Assets up to $100,000,000 USD.

[***]% per annum of the amount of Custodied Digital Assets from $100,000,000 to $250,000,000 USD.
[***]% per annum of the amount of Custodied Digital Assets from $250,000,000 to $500,000,000 USD.
[***]% per annum of the amount of Custodied Digital Assets greater than $500,000,000 USD.

Fee Calculation

The per annum fee is based on the daily average USD value of Custodied Digital Assets held in the Account for the previous calendar month (measured each day at 4:00 pm ET). Partial months will be prorated.

USD value of Custodied Digital Assets will be determined using NYDIG’s valuation policy.

Invoicing

Monthly, in arrears. Unless Client pays amounts due to Custodian by cash via wire or other method agreed with Custodian in advance, Client hereby authorizes and Custodian will act as Client’s agent to instruct NYDIG Execution LLC (“NYDIG Execution”), pursuant to the execution agreement between Client and Custodian, to liquidate Custodied Digital Assets on the 30th day following the issuance of a monthly invoice to Client in order to remit to Custodian the proceeds of the sales to the extent necessary to cover accrued expenses and fees due to Custodian (or on the Business Day that follows such day if such day is not a Business Day).

Statements	Monthly.

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Deposits[1]

Deposits may be made only by Client unless otherwise agreed with Custodian in writing. Please pre-authorize each deposit with Custodian. Custodian will provide a deposit address for each deposit. Do not rely on previously-provided addresses for deposits.

Withdrawals	Withdrawals of Custodied Digital Assets can be made only to pre-authorized addresses controlled by Client unless otherwise agreed with Custodian in writing.

As described in more detail in the SLA in Appendix A:

●
Digital Asset Withdrawals: If a withdrawal request for Custodied Digital Assets is received before 4:00 pm Eastern on a Business Day, such assets will generally be delivered on the same day, but may be delivered on the next Business Day.

● Cash Withdrawals: If a client requests a withdrawal of Custodied Cash, such withdrawal will be made within a Business Day.

This Digital Asset Custodial Term Sheet (“Term Sheet”), together with the attached DIGITAL ASSET TERMS AND CONDITIONS (“Terms and Conditions”), form a DIGITAL ASSET CUSTODIAL AGREEMENT between the Custodian and Client as of the Effective Date (the “Agreement”). This Term Sheet provides only a summary of certain terms and more details are in the Terms and Conditions; however, to the extent of any conflict between the Term Sheet and the Terms and Conditions, the Terms and Conditions control. Capitalized terms not defined in this Term Sheet have the meaning ascribed to them in the Terms and Conditions.

1 For purposes of this Agreement, the term “deposit” does not refer to a deposit within the meaning of the U.S. federal and state banking laws. Custodied digital asset accounts held by the Custodian are not insured by the FDIC or SIPC.

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DIGITAL ASSET CUSTODIAL TERMS AND CONDITIONS

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These DIGITAL ASSET CUSTODIAL TERMS AND CONDITIONS (“Terms and Conditions”), together with the attached DIGITAL ASSET CUSTODIAL TERM SHEET (“Term Sheet”), form a DIGITAL ASSET CUSTODIAL AGREEMENT between the Custodian and Client as of the Effective Date (the “Agreement”). This Agreement sets forth the terms and conditions pursuant to which Custodian is to act as a custodian for digital assets for Client. For the avoidance of doubt, the Term Sheet provides only a summary of certain terms and to the extent of any conflict between the Term Sheet and the Terms and Conditions, the Terms and Conditions control.

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WHEREAS, Client wishes to appoint Custodian to act as custodian for, and to hold Custodied Assets for the benefit of, Client and to provide related services, all as provided herein, and Custodian is willing to accept that appointment, subject to the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the mutual promises herein contained, Client and Custodian hereby agree as follows:

1.	Definitions.

The following defined terms will have the respective meanings set forth below.

(a)	“Account” means the Cash Account and the Digital Asset Account.

(b)	“Agreement” has the meaning set forth in the preamble hereto.

(c)

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to that Person, as amended unless expressly specified otherwise.

(d)	“Approved Withdrawal Address” means a withdrawal address that Client has provided to Custodian and that Custodian has approved in accordance with Section 4(d) and has not subsequently rejected.

(e)

“Authorized Person” means Client (if Client is a natural person), an employee or officer of Client (if applicable), a third-party service provider (including an affiliate of Custodian) or any other individual who has been designated by Client in writing as authorized by Client to give Instructions to Custodian for or on behalf of Client.

(f)	“Business Day” means any day that the New York Stock Exchange is open for trading.

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(g)	“Cash Account” has the meaning set forth in Section 2(f)

(h)	“Cash Withdrawal Timeframes” means the times set forth in the SLA that Custodian has to take a corresponding action after a Client has made a request to withdraw cash from its Cash Account.

(i)	“Change of Control” means:

(i)

the merger or consolidation of Custodian with or into another Person or the merger of another Person with or into Custodian, or the sale of all or substantially all the assets of Custodian to another Person, unless holders of a majority of the aggregate voting power of the outstanding membership interests of Custodian, immediately prior to that transaction, hold membership interests of the surviving or transferee Person that represent, immediately after the transaction, at least a majority of the aggregate voting power of the outstanding membership interests of the surviving or transferee Person; or

(ii)

any “person” or “group” (as those terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the total voting power of the outstanding membership interests of Custodian.

(j)	“Client” has the meaning set forth in the Term Sheet.

(k)	“Client Contact Info” has the meaning set forth in the Term Sheet.

(l)

“Client Designated Security Procedures” means the Security Procedures for transmitting Instructions that are elected by Client (or by an Authorized Person entitled to give Instructions) and acknowledged and accepted by Custodian in accordance with Section 8(c) hereof.

(m)	“Client Tax” has the meaning set forth in Section 16.

(n)	“Code” means the Internal Revenue Code of 1986, as amended.

(o)

“Cold Storage Withdrawal Timeframes” means the times set forth in the SLA that Custodian has to take a corresponding action after a Client has made a request to withdraw digital assets from its Digital Asset Account.

(p)

“Control Agreement” means a Digital Asset Account Control Agreement by and among Client, Custodian and Wilmington Trust, National Association (on behalf of the lenders under a certain loan agreement), dated on or about the date of this Agreement.

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(q)	“Custodian” has the meaning set forth in the Term Sheet.

(r)	“Custodied Assets” means Custodied Digital Assets and Custodied Cash.

(s)	“Custodied Cash” means cash properly sent to Custodian in accordance with Section 4(g) and held by Custodian in custody for the benefit of Client in the Cash Account pursuant to this Agreement.

(t)	“Custodian Designated Security Procedures” means the Security Procedures that Custodian will make available to Client from time to time for purposes of transmitting Instructions.

(u)	“Custodied Digital Assets” means:

(i)	Eligible Assets properly sent to Custodian in accordance with Section 4(g) and held by Custodian in custody for the benefit of Client in the Digital Asset Account pursuant to this Agreement; and

(ii)

any digital assets received and held by the Custodian on behalf of and for the benefit of Client through air drops, forks or other similar mechanisms, but only to the extent and in the amount such assets have been deemed to be included in Client’s Digital Asset Account as shown on at least one customer account statement sent to Client. For the avoidance of doubt, forked or air dropped assets shown as potentially being included in the Digital Asset Account are not Custodied Digital Assets.

(v)	“Custodian Designated Security Procedures” means the Security Procedures that Custodian will make available to Client from time to time for purposes of transmitting Instructions.

(w)	“Digital Asset Account” has the meaning set forth in Section 2(c) hereof.

(x)	“Digital Asset Framework Policy” means Custodian’s digital asset framework policy, as updated from time to time in Custodian’s sole discretion.

(y)	“Digital Asset Network” means a decentralized peer-to-peer network used to transfer a particular type of digital asset.

(z)	“Eastern Time” means local time in New York, New York.

(aa)	“Effective Date” has the meaning set forth in the Term Sheet.

(bb)	“Eligible Assets” means digital assets with respect to which Custodian provides Services, as specified in writing by Custodian.

(cc)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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(dd)	“Fiat Currency” has the meaning set forth in Section 17 hereof.

(ee)

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

(ff)	“Instruction” means a directive initiated by Client, acting through an Authorized Person, which directive conforms to the requirements of Section 8 hereof.

(gg)

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of that property or asset. For the purposes of this Agreement, a Person will be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to that property or asset.

(hh)

“Location” means, with respect to any Custodied Digital Assets, the physical location of the private keys required to transfer those Custodied Digital Assets as stored on one or more servers, hard drives, or other media physically present in that location (including in the case of any digital asset secured by more than one private key (a “multi-sig protected digital asset”), the physical location of any private key for all the multi-sig protected digital asset as stored on one or more servers, hard drives or other media physically present in that location).

(ii)	“Material Adverse Effect” means a material adverse effect on:

(i)	the financial condition, business, assets, results of operations or prospects of, as context requires, Custodian or Client;

(ii)	Custodian’s safekeeping of the Custodied Assets; or

(iii)	Custodian’s ability to provide the Services.

(jj)“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization. (kk)“Portal” means a web-based interface located at https://portal.nydig.com or such other website as Custodian may direct Client to from time to time.

(ll)	“PRI” has the meaning set forth in Section 8(o) hereof.

(mm)

“Security Procedure” means a security procedure set forth in operating procedures documentation in effect from time to time with respect to the Services, or otherwise agreed in writing by the parties, to be followed:

(i)	by Client, upon the issuance of an instruction to that effect by Custodian; or

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(ii)

with reasonable care by Custodian, upon the receipt of an instruction to that effect from Client, provided that the security procedure in question is intended to enable Custodian to verify that the individual providing an Instruction to deposit or withdraw Custodied Assets is an Authorized Person.

A Security Procedure may involve, without limitation, the use of algorithms, codes, passwords, encryption or telephone call-backs. For the avoidance of doubt, a Security Procedure includes an applicable Custodian Designated Security Procedure or Client Designated Security Procedure.

(nn)	“Services” means the custodial services to be provided by Custodian to Client under this Agreement, including the services provided through use of the Account.

(oo)	“SLA” means the Service Level Agreement in Appendix A, which the Custodian may update with 30 days’ notice.

(pp)

“Taxes” means all taxes, levies, imposts, duties, charges, assessments or fees of any nature (including such amounts that are collected by deduction or withholding) and including interest, penalties and additions thereto that are imposed by any taxing authority.

(qq)	“Terms and Conditions” has the meaning set forth in the preamble hereto.

(rr)	“Term Sheet” has the meaning set forth in the preamble hereto.

(ss)	“Termination Date” has the meaning set forth in Section 13(f) hereof.

(tt)	“UCC 4A” means Article 4A of the Uniform Commercial Code as currently in effect in the State of New York.

(uu)	“Virtual Currency” has the meaning set forth in Section 17 hereof.

2.	Custodian and Custodial Relationship.

(a)

Client hereby appoints Custodian as its custodian, and Custodian hereby accepts that appointment. All Custodied Assets of Client delivered to Custodian or its agents will be held by Custodian in trust for the benefit of Client, as provided in this Agreement. The duties of Custodian with respect to Client’s Custodied Assets will only be as set forth expressly in this Agreement, which duties are generally comprised of receiving and holding Custodied Assets for safekeeping for the benefit of Client, delivering Custodied Assets to Client in accordance with Instructions, and performing various administrative duties in accordance with Instructions and as reasonably required to effect Instructions. For the avoidance of doubt, Custodian may not transfer Client’s Custodied Assets except as directed by Client in accordance with Instructions and as reasonably required to effect

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Instructions, or as otherwise set forth in this Agreement and a Control Agreement, if applicable.

(b)

Custodian hereby acknowledges and agrees that it is a custodian of the Custodied Assets stored in the Account, such Custodied Assets are held by Custodian in trust for the benefit of Client, and that Custodian has no right, interest, or title in those Custodied Assets. Custodian hereby confirms that the Custodied Assets do not constitute an asset on the balance sheet of Custodian and that the Custodied Assets will at all times be identifiable in Custodian’s database as being stored in the Account for the benefit of Client.

(c)

Custodian will establish and maintain an account for digital assets (the “Digital Asset Account”) in the name of Client.With respect to Services for digital assets, Custodian will provide Services to Client only for digital assets deemed to be Eligible Assets by Custodian according to its Digital Asset Framework Policy. A list of Eligible Assets as of the date of this Agreement can be found in the Term Sheet. Custodian will notify Client of any changes to the list of Eligible Assets.

(d)

Custodian will use its commercially reasonable judgment to determine which post-fork digital asset is the same as the pre-fork digital asset. Custodian is under no obligation to provide Services for digital assets that have been created as a result of a fork or airdrop related to Eligible Assets, and Client acknowledges that it may not immediately or ever have the ability to withdraw a forked or airdropped digital asset that is not an Eligible Asset, and Custodian has no obligation to safeguard any such forked or airdropped assets.

(e)

To the extent that Custodian holds any cash on behalf of Client, Custodian will hold Client’s cash in one or more omnibus “for benefit of customers” accounts at one or more U.S. insured depository institutions (together, the “Cash Account”). Custodian intends for Client to benefit from Federal Deposit Insurance Corporation deposit insurance on a pass-through basis on any portion of the Cash Account held at U.S. insured depository institutions.

(f)

Custodian may rely on a commonly-controlled affiliate that is U.S.-located and appropriately licensed and regulated as a digital asset custodian as a service provider, including as a sub-custodian, in providing the Services without approval from Client.

3.	Duties and Obligations of Custodian.

The duties and obligations of Custodian include the following:

(a)	Safekeeping of Custodied Assets.

(i)	Custodian will use reasonable care to keep in safe custody for the benefit and on behalf of Client all Custodied Assets.

(ii)	All Custodied Digital Assets credited to the Digital Asset Account will:

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(A)	be held in the Digital Asset Account at all times, and the Digital Asset Account will be controlled by Custodian at all times;

(B)	be labeled or otherwise appropriately identified as being held for the benefit of Client;

(C)

not be commingled with other digital assets held by Custodian, whether held for Custodian’s own account or the account of other Persons other than Client, except temporarily (typically for no longer than 12 hours, but in no case longer than 72 hours) as an operational matter, if required, to effect a transfer Instruction into or out of a Digital Asset Account; and

(D)	not without the prior written consent of Client be deposited or held with any third-party depositary, custodian, clearance system or digital asset wallet.

(iii)	All Custodied Cash credited to the Cash Account will:

(A)	be held in the Cash Account at all times;

(B)	be labeled or otherwise appropriately identified as being held for the benefit of Client;

(C)

not be comingled with cash of any Person, including cash of Custodian, except that such Custodied Cash may be commingled with cash of other customers of Custodian that is being held by Custodian for the benefit of its customers; and

(D)	not constitute liabilities of Custodian.

(b)

Record Keeping. Custodian will keep appropriate records regarding the Services. All records maintained pursuant to this Section 3(b) will be retained by Custodian for such period as required by Applicable Law, but in no event for less than seven years, after which retention of the records will be at Custodian’s discretion.

(c)	Annual Certificate and Report.

(i)	Upon request of Client, which request may occur no more than twice per calendar year, Custodian will deliver to Client a certificate signed by a duly authorized officer, which certificate will:

(A)	certify that Custodian has complied, and is in compliance currently, with the provisions of this Agreement during the preceding calendar year; and

(B)

certify that the representations and warranties of Custodian contained in this Agreement are true and correct on and as of the date of the certificate and have been true and correct throughout the preceding year.

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(d)	Inspection and Auditing.

(i)

Inspection and Auditing of Custodian. To the extent Custodian may legally do so, it will permit Client’s auditors or third- party accountants, upon reasonable notice, to inspect, take extracts from and audit the records maintained pursuant to Section 3(b) containing information relevant to the safekeeping of Client’s Custodied Assets as provided in this Agreement and take necessary steps to verify that satisfactory internal control systems and procedures are in place, all at such times as Client may reasonably request. If Custodian determines in good faith that an auditing procedure proposed by Client or its auditors or third-party accountants may diminish the safety or security of any Custodied Assets, Custodian may deny access to those records to auditors or third-party accountants; however, Custodian and Client will work in good faith to find a reasonable alternative approach. Client will reimburse Custodian (A) for all reasonable expenses incurred in connection with this Section 3(d)(i) and (B) for reasonable time spent by Custodian’s employees or consultants in connection with this Section 3(d)(i) at reasonable hourly rates to be agreed upon by Client and Custodian.

(ii)

Custodian Audit Reports. In the event that any material deficiencies or objections are identified as part of the annual audit of Custodian that are relevant to the safekeeping of Client’s Custodied Assets as provided in this Agreement, a report will be provided to Client stating the nature of those deficiencies or objections, and describing the steps taken or to be taken to remedy the same. Any audit report furnished pursuant to this Section 3(d)(ii) will be deemed confidential information of Custodian.

(e)	Attachment.

(i)	Subject to the Control Agreement, Custodian will, and will cause any agent acting on its behalf to, use reasonable care to:

(A)	refuse to consent to any attachment of Custodied Assets or to any similar order or to any claim that would encumber the Custodied Assets in any manner;

(B)	resist any writ of attachment, similar order or claim that would encumber or affect the free transferability of any Custodied Assets in any relevant market; and

(C)	deny any request by a third party to transfer any Custodied Assets without the prior consent of Client.

(ii)

Custodian will give Client immediate notice of the occurrence of any request, consent, writ, order or claim referred to in Section 3(e)(i) (unless such notice is prohibited by Applicable Law). Client will pay the reasonable expenses

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(including reasonable attorney’s fees or expenses) incurred by Custodian in connection with any action taken by it in accordance with this Section 3(e).

(f)	All Locations of Custodied Digital Assets will be in the United States.

(g)	Custodian agrees not to consummate a transaction that would constitute a Change of Control without providing at least 30 days’ written notice to Client.

(h)

Custodian will give Client prompt notice if there has been a Material Adverse Effect. That notice will reasonably describe the change in business conduct, event, occurrence, development, or state of circumstances or facts.

4.	Account Service.

(a)

Client and Authorized Persons will be able to provide Instructions with respect to the Account at all times in order to deposit or initiate withdrawal of digital assets or cash, subject to the Cold Storage Withdrawal Timeframes or the Cash Withdrawal Timeframes, as relevant, except as otherwise provided in this Section 4.

(b)

Custodian will send Client account statements on the frequency specified in the Term Sheet and upon request, or as Custodian and Client may separately agree. Custodian may send Client account statements, tax forms, and other documentation to Client via the Portal.

(c)

Client must provide one or more proposed withdrawal addresses for each Eligible Asset that it elects to deliver to Custodian using procedures provided by Custodian. Client agrees to provide Custodian with any additional information that may be requested in connection with the withdrawal addresses (e.g., the identity of any custodian that controls such address). Custodian will timely review the proposed withdrawal addresses under its relevant programs and policies and will timely approve or reject the addresses. Any rejection will be accompanied by an explanation of the basis for the rejection unless Custodian is legally prohibited from providing such an explanation or it would be imprudent under the circumstances to do so. Custodian’s review of a proposed withdrawal address may include, for example, a review under its cybersecurity, anti-money laundering, anti-fraud, and anti-market manipulation programs and policies. Custodian will not deliver Custodied Digital Assets to any addresses that have not been approved by Custodian. Custodian reserves the right to limit Client to withdrawals solely to addresses owned and controlled by Client.

(d)

Custodian will provide Client with procedures that detail how to provide Instructions to Custodian to deposit cash in the Cash Account, if applicable, and digital assets to the Digital Asset Account. Custodian may from time to time update the requirements of these procedures for operational or security reasons, as appropriate. Client acknowledges that Custodian may not credit to the Digital Asset Account digital assets that are sent to Custodian in a manner different from that described in the procedures provided by

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Custodian. Client acknowledges that cash and digital assets that are sent inconsistently with Custodian’s procedures (for example, to the wrong addresses) may be irretrievable.

(e)

Except as set forth in Section 7(b), Custodian will not suspend Client’s ability to provide Instructions with respect to the Account, and any such suspension will constitute a breach of this Agreement. However, Custodian may restrict the ability to provide Instructions with respect to or use of the Account by any Authorized Person if, in Custodian’s good faith belief, the restriction is reasonably necessary to comply with Custodian’s anti-money laundering and sanctions programs and policies or any requirements under Applicable Law or if Custodian believes in good faith that Client’s or Authorized Person’s cybersecurity has been or will be compromised (for example, because someone is impersonating an Authorized Person).

(f)	All Instructions to withdraw, deposit or otherwise move digital assets or cash to or from an Account must be provided by an Authorized Person in accordance with Section 8.

(g)

Custodian will credit to the Account all Eligible Assets and cash properly sent to Custodian by Authorized Persons to be held in the Account for the benefit of Client pursuant to this Agreement within the timeframes set forth in the SLA. Custodian will notify Client and the relevant Authorized Person(s) of its receipt of Custodied Assets and of the related credit to the Account, including the amounts allocated to the Digital Asset Account and the Cash Account, as relevant.

(h)

With respect to digital assets or cash, processing of a credit may be delayed or rejected if, in Custodian’s good faith belief, that delay or rejection is reasonably necessary to comply with Custodian’s anti-money laundering and sanctions programs and policies or any requirements of Applicable Law, or if Client did not send Custodian an Instruction before effecting a transfer on a Digital Asset Network.

(i)

Custodian will debit from the Account all Custodied Assets withdrawn by Authorized Persons from the Account within the timeframes set forth in the SLA. Custodian will notify Client and the relevant Authorized Person(s) of any withdrawal and of the related debit from the Account.

(j)	Custodian will promptly provide Client with a written confirmation of withdrawals from or deposits to the Account

5.	Access to Services.

(a)

Custodian will maintain policies, procedures and practices reasonably designed to comply with the New York Department of Financial Services’ Cybersecurity Regulation (23 NYCRR 500). To the extent known to Client or Custodian, Client will promptly notify Custodian and Custodian shall promptly notify Client of any unauthorized access, use or disclosure of Client’s Account credentials, unauthorized access or use of the Account, which notification will reasonably describe the issue at hand including the date and type of

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problem. Such notification shall include (i) the timing and nature of the issue, (ii) the information related to Client that was compromised, including the names of any individuals’ acting on Client’s behalf in his or her corporate capacity whose personal information was compromised, (iii) the date and time the issue was discovered, and (iv) remedial actions that have been taken and that Custodian plans to take.

(b)

Custodian may verify the identity and authority of each Authorized Person every calendar quarter, or more often as necessary, to ensure that the Authorized Person is still employed and in good standing with Client (if applicable) or otherwise authorized to act on Client’s behalf.

6.	Representations, Warranties and Covenants.

(a)	Custodian represents, warrants and covenants that:

(i)	it is a New York State-chartered limited purpose trust company that is authorized under Article III of § 100 of the New York Banking Law to provide the Services;

(ii)

it is duly organized and existing under the laws of New York, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

(iii)	it has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;

(iv)

the execution, delivery and performance by Custodian of this Agreement and the provision of the Services are within Custodian’s corporate powers and have been duly authorized by all necessary corporate action on the part of Custodian. This Agreement constitutes a valid and binding agreement of Custodian enforceable against Custodian in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or regulation or of the articles of organization or other documents under which Custodian is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Custodian;

(v)

none of the Custodied Assets will be (i) used by Custodian in connection with any loan, hypothecation, Lien or claim of (or by) Custodian or otherwise transferred or pledged to any third party unless otherwise agreed in writing by

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Custodian and Client, or (ii) reflected by Custodian as an asset owned by Custodian on its balance sheet;

(vi)

it has and will maintain any material necessary consents, permits, licenses, approvals, authorizations or exemptions of any government or other regulatory authority or agency in the United States or any other country required to fully and timely provide the Services to Client;

(vii)

beneficial and legal ownership of all Custodied Assets is, and will remain, freely transferable without the payment of money or value and that Custodian has no ownership interest in the Custodied Assets;

(viii)	it waives any right of Lien, pledge, retention or set-off or similar right it may have under any provision of law, regulation or contract with respect to the Custodied Assets;

(ix)	it will comply with law, regulations and orders, as well as the guidelines, regulations and orders of the applicable local tax, or other competent authorities;

(x)

Custodian shall maintain insurance with single and aggregate loss limits that Custodian, in its discretion, determines to be adequate for the nature of its business, consistent with industry practice and standards.

(xi)

it has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption (“SBD”). This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary by Custodian. Should Custodian be impacted by an SBD, Custodian shall aim to minimize business interruption as quickly and efficiently as possible.

(b)	Client represents, warrants and covenants that:

(i)	it has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;

(ii)

the execution, delivery and performance by Client of this Agreement are within Client’s corporate powers and have been duly authorized by all necessary corporate action on the part of Client (if Client is a legal entity). This Agreement constitutes a valid and binding agreement of Client enforceable against Client in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or regulation or of the articles of incorporation or other documents under which

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Client is organized (if Client is a legal entity) or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Client;

(iii)

it is not itself, nor is it an entity that is, an entity owned or controlled by any person or entity that is, or conducting any activities itself or on behalf of any person or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or any other Governmental Authority with jurisdiction over Custodian or the Services with respect to U.S. sanctions laws; (B) identified on the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; or (C) located, organized or resident in a country or territory that is, or whose government is, the subject of U.S. economic sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, or Syria;

(iv)	it has all rights, title and interest in and to the Custodied Assets as necessary for Custodian to perform its obligations under this Agreement;

(v)

at the time of delivery of each Instruction, the execution, delivery and performance by Client of the Instruction will have been within Client’s corporate powers and will have been duly authorized by all necessary corporate action on the part of Client (if Client is a legal entity). Any Instruction issued under this Agreement constitutes a valid and binding agreement of Client enforceable against Client in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or regulation or of the articles of incorporation or other documents under which Client is organized (if Client is a legal entity) or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Client;

(vi)

by providing an Instruction, Client hereby (A) authorizes Custodian to complete any documentation that may be required or appropriate to carry out the Instruction, and agrees to be contractually bound to the terms of that documentation “as is” without recourse against Custodian; (B) represents, warrants and covenants that it will provide Custodian with any information that is necessary or appropriate to enable Custodian’s performance pursuant to an Instruction or under this Agreement; and (C) agrees that Custodian will be held harmless for the acts, omissions, or any unlawful activity of any agent of Client;

(vii)

it will maintain appropriate security controls with respect to sensitive information related to the Account, including, for example, procedures for secure storage of passwords, use of two-factor authentication, secure e-mail, and secure storage of documents;

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(viii)	it will promptly execute and deliver, upon request, any proxies, powers of attorney or other instruments that may be necessary or desirable for Custodian to provide the Services;

(ix)

in the event that (x) Client is, or is acting on behalf of or with assets of, a “benefit plan investor” within the meaning of Section 3(42) of ERISA or (y) the Custodied Assets include “plan assets” for purposes of ERISA or the Code, (A) none of Custodian or any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the Custodied Assets, and none of them is a fiduciary under ERISA or the Code with respect to Client or the Custodied Assets, (B) Client has determined in good faith that it will pay no more than “adequate consideration” within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code with respect to the Services, and, in making such determination, has engaged in a prudent investigation of the circumstances and applied sound business valuation principles in determining the fair market value of the consideration involved with respect to the Services, (C) Client has determined that the fees paid to Custodian constitute reasonable compensation for purposes of Section 408(b)(2) of ERISA and (D) the assets held within the Account shall comply with Section 404(b) of ERISA and accompanying regulations; and

(x)

Client is independent of Custodian and did not rely on any statement of Custodian or any of its affiliates to invest in the Custodied Asset and Client has exercised independent judgment in its determination to invest in the Custodied Assets.

(c)

Notification of Adverse Change. Custodian will immediately notify Client, and Client will immediately notify Custodian, if, at any time after the date of this Agreement, any of the representations, warranties and covenants made by Custodian or Client under this Agreement fail to be true and correct as if made at and as of that time. Custodian or Client, as applicable, will describe in reasonable detail the representation, warranty or covenant affected, the circumstances giving rise to that failure and the steps Custodian or Client, as applicable, has taken or proposes to take to rectify the failure.

7.	Prohibited Activities.

(a)

Client agrees that Client will not use the Services to perform any type of illegal activity of any sort or take any action that negatively affects the performance of the Services. Client may not engage in any of the following activities, either directly or through a third party:

(i)	attempt to gain unauthorized access to the Services or another user’s account;

(ii)	make any attempt to bypass or circumvent any security features;

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(iii)	reproduce, duplicate, copy, sell or resell the Services or access to the Services for any purpose except as authorized in this Agreement; or

(iv)	engage in any activity that is abusive or interferes with or disrupts the Services. Use of the Services in connection with any transaction involving illegal products or services is prohibited.

(b)	Custodian may suspend Client's (or any Authorized Person's) ability to provide Instructions with respect to the Account in the event of any breach of Section 7(a).

(c)	Client will remain fully responsible for any acts or omissions of its Authorized Persons and will ensure that Authorized Persons comply with the terms of this Agreement.

8.	Instructions.

(a)	Unless otherwise explicitly provided for in this Agreement and/or the Control Agreement, Custodian will perform its duties under this Agreement pursuant to Instructions.

(b)

Client must deliver Instructions in accordance with a Custodian Designated Security Procedure, unless Client elects to transmit an Instruction in accordance with a Client Designated Security Procedure.

(c)

Client may use a Client Designated Security Procedure to transmit Instructions only if Custodian has agreed to and acknowledged that procedure. If Client determines to use its proprietary transmission or other electronic transmission method, it must provide Custodian sufficient notice and information to allow testing or other confirmation that Instructions received via the Client Designated Security Procedure can be processed in good time and order. Custodian may require Client to execute additional documentation prior to the use of such transmission method. Custodian’s acknowledgment of a Client Designated Security Procedure will authorize it to accept such means of delivery but will not represent a judgment by Custodian as to the reasonableness or security of the means utilized by Client. In electing to transmit an Instruction via a Client Designated Security Procedure, Client:

(i)

agrees to be bound by the transaction(s) or payment order(s) specified on said Instruction, whether or not authorized, and accepted by Custodian in compliance with such Client Designated Security Procedure; and

(ii)	accepts the risk associated with such Client Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the Instruction.

(d)

Instructions provided orally rather than in writing will be binding upon Custodian only if and when Custodian takes action with respect thereto. Custodian reserves the right to restrict Client’s use of telephonic Instruction and/or to require Client to duplicate a telephonic order in a writing by the same Authorized Person who placed the telephonic order.

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(e)

Client must provide an Instruction to Custodian to deposit Eligible Assets to the Digital Asset Account before each attempt to effect any transfers of those assets on the relevant Digital Asset Network into the Digital Asset Account. Client acknowledges that if Client attempts to transfer Eligible Assets to the Digital Asset Account before sending Custodian Instructions about that transfer and receiving an acknowledgement from the Custodian that it will accept a transfer, along with instructions from the Custodian regarding where the transfer should be made, Client may experience delays in the crediting of those Eligible Assets to the Digital Asset Account, or the Eligible Assets may be forever lost or inaccessible. Custodian will not be liable for any damages related to delays that result from the lack of a proper Instruction, except as may arise from Custodian’s bad faith or willful misconduct.

(f)

Custodian may treat any Authorized Person as having the full authority of Client to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. Custodian will be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from Client to the contrary.

(g)

The Authorized Person providing an Instruction will be responsible for assuring the adequacy and accuracy of that Instruction. If Custodian determines that an Instruction is either unclear or incomplete, Custodian may give prompt notice of that determination to Client. Such notice may be given in writing, via a Custodian Designated Security Procedure or any Client Designated Security Procedure used by Client, or orally by telephone, each of which is hereby deemed commercially reasonable. Client must thereupon amend or otherwise reform the Instruction. In such event, Custodian will have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

(h)

The purpose of any Client Designated Security Procedure or Custodian Designated Security Procedure is to confirm the authenticity of any Instruction and is not designed to detect errors or omissions in such Instructions. Therefore, Custodian is not responsible for detecting any Client error or omission contained in any Instruction received by Custodian.

(i)

With respect to Instructions to transfer cash, Custodian will not be liable for interest on the amount of any Instruction that was not authorized or was erroneously executed unless Client so notifies Custodian within thirty days following Client’s receipt of notice that such Instruction was processed. Any such compensation payable in the form of interest will be payable in accordance with UCC 4A. If an Instruction in the name of Client and accepted by Custodian was not authorized by Client, the liability of the parties will be governed by the applicable provisions of UCC 4A.

(j)

Custodian, after providing prior written notice, may decide to no longer accept a particular Client Designated Security Procedure or Custodian Designated Security Procedure, or to do so only on revised terms, in the event that it determines that such agreed or established method of transmission represents a security risk or is attendant to any general change in the Custodian’s policy regarding Instructions.

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(k)

Client will comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and will ensure that any codes, passwords or similar devices are reasonably safeguarded.

(l)

Custodian will use reasonable care to comply with any applicable Security Procedures with respect to the receipt or verification of Instructions and to ensure that any codes, passwords or similar devices are reasonably safeguarded.

(m)

Client may cancel an Instruction but Custodian will have no liability for Custodian’s failure to act on a cancellation Instruction unless Custodian has received that cancellation Instruction at a time and in a manner affording Custodian reasonable opportunity to act prior to Custodian’s execution of the original Instruction. Any cancellation Instruction must be sent and confirmed by a Custodian Designated Security Procedure or a Client Designated Security Procedure.

(n)

Custodian cannot and does not guarantee the value of Eligible Assets. Custodian does not control the relevant Digital Asset Networks and therefore is not responsible for the services provided by those Digital Asset Networks – in particular, verifying and confirming transactions that are submitted to the Digital Asset Networks. Furthermore, notwithstanding Section 8(m), Custodian cannot cancel or reverse a transaction that has been submitted to a Digital Asset Network. Once a transaction request has been submitted to a Digital Asset Network, Client will subsequently not be able to cancel or otherwise modify Client’s transaction request. Client acknowledges and agrees that, to the extent Custodian did not cause or contribute to a loss Client suffers in connection with any Eligible Asset transaction initiated, Custodian will have no liability for that loss. Custodian has no control over the relevant Digital Asset Networks and therefore does not ensure that any transaction request Custodian submits to a Digital Asset Network will be completed. Client acknowledges and agrees that the transaction requests Client instructs Custodian to submit on a Digital Asset Network may not be completed, or may be substantially delayed, by that Digital Asset Network and Custodian is not responsible for any delay or any failure of completion caused by that Digital Asset Network. When Client provides Instructions to Custodian, Client authorizes Custodian to submit Client’s transaction to the relevant Digital Asset Network in accordance with the Instructions Client provides.

(o)

Client may establish with Custodian a process to preauthorize certain repetitive payments or transfers. Client will execute all documentation required by Custodian, including a separate Preauthorized Repetitive Instructions (“PRI”) form. The PRI shall be delivered to Custodian in writing or by another Custodian Designated Security Procedure or Client Designated Security Procedure and will become effective after Custodian shall have had a reasonable opportunity to act thereon (or if later, two Business Days after receipt by Custodian). The PRI must take the form of a standing instruction in which Client provides in the PRI all required information for an Instruction (except for the transfer date and amount) on a “standing instructions” basis.

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(p)

In the event Custodian fails to execute a properly executable Instruction and fails to give Client notice of Custodian’s non-execution, Custodian will be liable only for Client’s actual damages and, in the case of Instructions with respect to cash, only to the extent that such damages are recoverable under UCC 4A. Notwithstanding anything in this Agreement to the contrary, Custodian will in no event be liable for any consequential, indirect, special or punitive damages under this Section 8, whether or not such damages relate to services covered by UCC 4A, even if Custodian was advised of the possibility of such damages.

9.	[Intentionally omitted.]

10.	Responsibility of Custodian.

(a)

In performing its duties and obligations hereunder, Custodian will use reasonable care. Subject to the specific provisions of this Section 10, Custodian will be liable for any direct damage incurred by Client in consequence of Custodian’s gross negligence, bad faith or willful misconduct. In no event will Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if Custodian has been advised of the possibility of such damages. It is agreed that Custodian will have no duty to assess the risks inherent in Client’s investments or to provide investment advice with respect to those investments and that Client as principal will bear any risks attendant to particular investments such as failure of counterparty, issuer, promoter or developer.

(b)

Custodian will not be responsible under this Agreement for any failure to perform its duties, and will not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of any circumstance or event which is beyond the reasonable control of Custodian or any agent of Custodian and which adversely affects the performance by Custodian of its obligations hereunder or by any other agent of Custodian, including any event caused by, arising out of or involving (i) an act of God, (ii) accident, fire, water or wind damage or explosion, (iii) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (iv) any interruption of the power supply or other utility service, (v) any strike or other work stoppage, whether partial or total, (vi) any disruption of, or suspension of trading in, the digital asset markets, or (vii) any other cause similarly beyond the reasonable control of Custodian.

(c)

Custodian will not be liable for any loss, claim, damage or other liability arising from the following causes (except such as may arise from its or its nominee’s, agent’s, employee’s, contractor’s, or representative’s own grossly negligent action, grossly negligent failure to act, bad faith, or willful misconduct):

(i)	The failure of any third party beyond the control or choice of Custodian, including the failure of a Digital Asset Network or a commercially reasonable information provider relied upon by Custodian;

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(ii)	Client’s or any Authorized Person’s failure to protect the confidentiality or security of the Account information associated with Custodied Assets;

(iii)	An unauthorized party’s impersonation of an Authorized Person to provide an Instruction or otherwise access the Account;

(iv)

Any action taken or omitted by Custodian in accordance with an Instruction, even when that action conflicts with, or is contrary to any provision of, Client’s declaration of trust, certificate of incorporation or by-laws or other constitutive document, Applicable Law, or actions by the trustees, directors or shareholders of Client; or

(v)

Specific inaccuracies in information that Custodian received from a commercially reasonable source such as a commercial database (e.g. pricing information presented on the Portal), provided that Custodian has relied upon that information in good faith;

(vi)

Any action taken or omitted by Custodian based on a good faith belief that the action is reasonably necessary to comply with requirements under Applicable Law, including requirements under any applicable anti-money laundering laws and regulations, except with respect to activities that are not caused or contributed to by Client’s actions or status; or

(vii)

Any action taken or omitted by Custodian pursuant to the advice of legal counsel and accountants (who may also be advisors to Client), in each case nationally recognized and with expertise in the relevant area, in relation to matters of law, regulation or market practice, provided that Custodian has relied upon that advice in good faith.

11.	Indemnification.

(a)

Client hereby indemnifies Custodian and its employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including reasonable and documented attorneys’ fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction except such as may arise from Custodian’s or its employees, officers, or directors’ own grossly negligent action, grossly negligent failure to act, bad faith, or willful misconduct.

12.	Fees and Expenses.

(a)

Client will pay Custodian fees and expenses for the Services as separately agreed to by Client and Custodian in the Term Sheet, which fees and expenses Custodian may increase upon 30 days’ written notice to Client. Within such 30-day period, Client may terminate the Agreement in accordance with Section 13 of this Agreement and discontinue the Services hereunder at no additional charge to Client.

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(b)	Custodian will send a monthly invoice of fees and expenses to Client on as noted on the Term Sheet.

(c)

Client shall pay Custodian within the time period noted on the Term Sheet or otherwise Custodian may instruct NYDIG Execution to sell assets on Client’s behalf, if so noted in the Term Sheet. If there are two or more kinds of Custodied Assets, unless otherwise instructed by Client in writing, Custodian will instruct NYDIG Execution to sell the Custodied Assets according to a pro-rata allocation calculated in good faith by Custodian at such time. In the event that Client has not executed an execution agreement with NYDIG Execution, Client authorizes NYDIG Execution to act as agent on its behalf for this limited purpose.

13.	Termination.

(a)

This Agreement will commence on the Effective Date and will continue for one year, unless otherwise terminated as provided in this Section 13. After one year, this Agreement will automatically renew for successive one-year periods, unless either party notifies the other of termination, in writing, in accordance with this Section 13.

(b)	This Agreement may be terminated by either party upon thirty (30) days’ written notice to the other party.

(c)	Either party may terminate this Agreement at any time by written notice to the other party, effective immediately, or on such later date as may be specified in the notice, if:

(i)

any representation, warranty, certification or statement made by the other party under this Agreement, or pursuant to any certificate or document delivered pursuant to this Agreement, was incorrect in any material respect when made or becomes incorrect in any material respect;

(ii)

the other party fails in any material respect to perform any of its obligations under this Agreement, including if Custodian fails to perform in accordance with the Service Levels specified in Appendix A and, upon notification of such breach, the failure is not cured within five days’;

(iii)

the other party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the other party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the other party files an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements;

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(iv)	any Applicable Law, rule or regulation or any change therein or in the interpretation or administration thereof has or may have a Material Adverse Effect on:

(A)	Client or the rights of Client with respect to the Services;

(B)	the quality or efficiency of the Services provided under this Agreement; or

(C)	Custodian’s ability to provide the Services to Client as required under this Agreement; or

(v)

a substantial change in the ownership or control, of Client or Custodian, as applicable, which, in the case of Client, means a change that would result in the representation and warranty in Section 6(b)(iii) no longer being accurate, or Client or Custodian, as applicable, is unable to, or admits in writing its inability to, pay its debts generally as they become due, or a material adverse change in the ability of Client or Custodian, as applicable, to fulfill its responsibilities under this Agreement occurs.

(d)

Custodian will treat Client’s notice of termination as a withdrawal request for all Custodied Assets and deliver or cause to be delivered to Client all Custodied Assets held or controlled by Custodian as of the effective date of termination, together with copies of the records maintained pursuant to Sections 3(b)-3(d), as Client requests, upon the next designated Cold Storage Withdrawal Timeframe.

(e)	Upon receiving written notice of termination of this Agreement (or 60 days after receiving written notice, in the case of a termination pursuant to Section 13(c)(iii)):

(i)	Client will, but only upon the performance by Custodian of its obligations under Section 3(d)(i), pay to Custodian all fees as set forth in the Agreement accrued to the date of termination; and

(ii)	Client (and its Authorized Persons) must immediately discontinue all access and use of the Services;

provided that the Agreement will not be terminated until the Custodied Assets have been delivered to Client pursuant to Section 13(d), and termination of this Agreement will not affect any right or liability arising out of events occurring, or services delivered, prior to the effectiveness thereof.

(f)

As of the effective date of the termination of this Agreement (“Termination Date”), Client has no right and forfeits any claim to any digital assets or potential digital assets created through a fork or airdrop before or after the Termination Date if such digital assets were not Custodied Assets on the Termination Date.

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14.	Confidentiality.

(a)

The parties hereto agree that each will treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. Confidential information includes, without limitation, current and potential business strategies, performance data, reports, marketing materials, computer software, data files, file layouts, databases, analyses, technical know-how, trade secrets, portfolio positions, valuations, investment or trading strategies, commitments and arrangements with service providers and other third parties, as well as any affiliate, director, officer, manager, shareholder, member, advisor, agent, employee, consultant, attorney, accountant, financing source, or other representative of each party, and which information is clearly identified as confidential at the time of disclosure or would be assumed by a reasonable person to be confidential under the circumstances surrounding the disclosure. All confidential information provided by a party hereto may be used by any other party hereto solely for the purpose of rendering or obtaining the Services and, except as may be required in carrying out this Agreement (including, without limitation, disclosure to affiliates of Custodian or agents appointed by the Custodian), may not be disclosed to any third party without the prior consent of the party that provided the information, unless required by Applicable Law.

(b)

Section 14(a) is not applicable to any information that (i) was in the public domain when disclosed, (ii) was lawfully in a party’s possession before the other party provided it pursuant to this Agreement, (iii) becomes part of the public domain by publication or otherwise through no unauthorized act or omission on the part of a party, or (iv) is independently developed by an employee(s) or other agent(s) of a party with no access to information that is confidential under Section 14(a).

(c)

The obligations of confidentiality and nonuse related to the confidential information received under this Agreement will be binding and, in the event that this Agreement is terminated, will continue in full force and effect.

(d)

If and to the extent Client or its affiliates are subject to reporting requirements under the Securities Act of 1933, the Securities Exchange of 1934, the Investment Advisers Act of 1940 or any applicable state securities law, Custodian shall, upon written request and at Client’s cost, provide Client authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4), and that (ii) Client’s Digital Assets are held in a segregated account in Client’s name.

15.	Intellectual Property.

As between the parties hereto, Custodian will retain all right, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in the Services.

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16.Taxation.

Client is liable for all Taxes with respect to any Custodied Assets held for the benefit of Client or any transaction related thereto (any such tax, a “Client Tax”). Client will indemnify Custodian for any Client Tax, and any expenses related thereto, other than any Client Tax arising out of Custodian’s gross negligence, bad faith, or willful misconduct. Client acknowledges that Custodian may, or may instruct the applicable withholding agent to, withhold and remit to the appropriate Governmental Authority the amount of any Client Tax that Custodian is advised by counsel to withhold. Client also acknowledges that Custodian may, or may instruct another party to, report actions taken with respect to the Custodied Assets to the Internal Revenue Service or other Governmental Authority if advised to do so by counsel. Upon execution of this Agreement, Client will deliver to the Custodian a properly completed and executed Internal Revenue Service Form W-8 or W-9 appropriate to Client’s circumstances.

17.Disclosure of Risks.

Custodian hereby notifies Client, and Client hereby acknowledges, that:

a.	digital units that are used as a medium of exchange or a form of digitally stored value (“Virtual Currency”) are not legal tender, and are not backed by the government;

b.

although this Agreement uses the term “deposit,” digital assets in the Digital Asset Account are not “deposits” within the meaning of U.S. federal or state banking law, and cash in the Cash Account are not deposits of Custodian. Balances of digital assets in Client’s Digital Asset Account are not subject to Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) protections;

c.	legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and value of Virtual Currency;

d.

if any Custodied Digital Assets are deemed to be securities under state or Federal securities laws or if providing custody services or the ability to withdraw with respect to any Custodied Digital Asset would otherwise violate applicable state or federal laws, Custodian will make reasonable efforts to return such Custodied Digital Assets to Client but such Custodied Digital Assets may become temporarily or permanently inaccessible to Client;

e.

the software and cryptography that governs the protocols of Digital Asset Networks have short histories and could at any time be found ineffective or faulty, which could result in the complete loss of value or theft of the Custodied Digital Assets;

f.	no physical, operational and cryptographic system for the secure storage of private keys is perfectly secure, and loss or theft due to operational or other failure is always possible;

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g.	transactions in Virtual Currency may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable;

h.	some Virtual Currency transactions shall be deemed to be made when recorded on a public ledger, which is not necessarily the date or time that an Authorized Person provides an Instruction;

i.

the value of Virtual Currency may be derived from the continued willingness of market participants to exchange government-issued currency that is designated as legal tender in its country of issuance through government decree, regulation, or law (“Fiat Currency”) for Virtual Currency, which may result in the potential for permanent and total loss of value of a particular Virtual Currency should the market for that Virtual Currency disappear;

j.	there is no assurance that a Person who accepts a Virtual Currency as payment today will continue to do so in the future;

k.	the volatility and unpredictability of the price of Virtual Currency relative to Fiat Currency may result in significant loss over a short period of time;

l.	the nature of Virtual Currency may lead to an increased risk of fraud or cyber-attack;

m.	the nature of Virtual Currency means that any technological difficulties experienced by Custodian may prevent the access or use of Client’s Virtual Currency;

n.	any bond or trust account maintained by Custodian for the benefit of its customers may not be sufficient to cover all losses incurred by customers; and

o.

for purposes of calculating fees and for account statements, the fair market value of each Custodied Asset will be determined by Custodian according to its valuation policy, which may differ from the way that Client values its digital asset holdings.

18.	Limitations of Liability.

(a)

Neither party will be liable to the other party (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special or consequential losses suffered or incurred by the other party (whether or not any such losses were foreseeable or within the contemplation of the parties).

(b)

Neither party’s total aggregate liability arising out of or relating to this Agreement will exceed the greater of (1) the fair market value of the amount of Custodied Assets at the time in which the events giving rise to the liability occurred and (2) the fair market value of the amount of Custodied Assets at the time that Custodian notifies Client in writing or Client otherwise has actual knowledge of the events giving rise to the liability. The fair market value of each digital asset will be determined by Custodian according to its valuation policy, which may differ from the way that Client values its digital asset holdings.

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19.	Miscellaneous.

(a)

Headings; Internal References. When a reference is made in this Agreement to Sections or Appendices, such reference shall be to a Section or Appendix to this Agreement unless otherwise indicated. The table of contents, if any, and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement.

(b)

Counterparts. This Agreement may be signed in any number of counterparts, each of which must be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto has received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(c)

Electronic Documents. Client consents to the delivery of confirmations, any other required or optional communication or agreement under any applicable law or regulation by e-mail, Web site or other electronic means, including through the Portal, subject to compliance with any applicable laws, rules or regulations. Any such documents that are delivered to Client electronically are deemed to be “in writing.” If Client’s signature or acknowledgment is required or requested with respect to any such document and Client (if a natural person) or an authorized representative of Client “clicks” in the appropriate space, Client will be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Client had signed the document manually. Client acknowledges its understanding that Client has the right to withdraw its consent to the electronic delivery and signature of documents at any time by providing prior written notice.

(d)

Notices. All notices, requests and other communications to any party hereunder must be in writing (including e-mail transmission, so long as a confirmation of receipt of any e-mail transmission is requested and received) and must be given, if to Client, to:

Lake Mariner Data LLC

9 Federal Street

Easton, MD 21601

Attention: Legal Department

E-mail: legal@beowulfenergy.com

if to Custodian, to:

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NYDIG Trust Company LLC

510 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Legal Department

E-mail: legal@nydig.com

or such other address as a party may hereafter specify for the purpose by notice to the other party hereto. Each of the foregoing addresses will be effective unless and until notice of a new address is given by the applicable party to the other party in writing. Notice will not be deemed to be given unless it has been received.

(e)

Relationship of the Parties. Nothing in this Agreement will be deemed or is intended to be deemed, nor will it cause, Client and Custodian to be treated as partners, joint ventures, or otherwise as joint associates for profit.

(f)	Governing Law. This Agreement is governed by and is to be construed in accordance with the law of the State of New York, without giving effect to the conflicts of law rules of that state.

(g)

Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of those courts has subject matter jurisdiction over the suit, action or proceeding, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on that party as provided in Section 19(c) will be deemed effective service of process on that party. Each party hereby knowingly, voluntarily and intentionally waives any right (to the fullest extent permitted by applicable law) to a trial by jury of any dispute arising out of, under or relating to, this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury.

(h)

Claims. It is the intention of the parties that no party other than parties to this Agreement will have or assert any rights, claims or remedies against any party in respect of any action, omission, failure or neglect in the performance of any responsibilities referred to in this Agreement. For the avoidance of doubt, the parties acknowledge and agree that the foregoing sentence does not affect the right of any party to recover from Custodian pursuant to Section 10 the losses, claims, damages, liabilities or expenses specified in Section 10.

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Custodian will advise Client as soon as reasonably practicable in the event any such claim is asserted by a third party against Custodian.

(i)	Modifications, Amendments and Waivers.

(i)

Custodian may modify or amend the terms and conditions of this Agreement (i) in order to decrease fees or SLA times after providing 30 days’ advance notice to Client or (ii) for any other reason with Client’s prior consent. The parties may agree, memorialized in writing signed by both parties, to modify or amend this Agreement at any time.

(ii)	Any provision of this Agreement may be waived if, but only if, the waiver is in writing and is signed by the party against whom the waiver is to be effective.

(iii)

Custodian may change its internal policies and procedures, including its valuation policy, without notice to, or consent by, Client. However, to the extent of any conflict between this Agreement and updated policies and procedures, this Agreement shall control.

(iv)

No failure or delay by any party in exercising any right, power or privilege hereunder operates as a waiver thereof nor may any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(j)

Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but the parties agree that no party may assign its rights and obligations under this Agreement without the prior written consent of the other parties, which consent may not be unreasonably withheld or delayed, except that Custodian may assign its rights and obligations under the Agreement to any affiliate of NYDIG Trust that is chartered or licensed to provide the Services or to any entity which succeeds to all or substantially all of the assets and business of NYDIG Trust without the prior written consent of Client but only to the extent that such affiliate agrees to comply with the terms of the Control Agreement, if and as applicable.

(k)

Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement, except that any non-disclosure agreement or agreements previously entered into between the parties hereto continue to be in force.

(l)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the Services contemplated hereby is not affected

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in any manner materially adverse to either party. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Services contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m)	No Advice. Client acknowledges that Custodian is not providing any legal, tax, or investment advice in providing the Services under this Agreement.

(n)	No Third Party Beneficiaries. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

[Remainder of page intentionally left blank.]

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Each of the undersigned has caused this Agreement to be executed by its duly authorized officer.

Lake Mariner Data LLC		NYDIG Trust Company LLC

By:	/s/ Mila Barrett	By:	/s/ Danielle Olverd

Name:	Mila Barrett	Name:	Danielle Olverd

Title:	Secretary	Title:	Counsel

Date:	3/10/2022	Date:	3/10/2022

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Appendix A

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